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                                                                  EXHIBIT (j)(1)

                   EATON VANCE INSURED MUNICIPAL BOND FUND II




                                                        October 21, 2002



Eaton Vance Insured Municipal Bond Fund II hereby adopts and agrees to become a party to the attached Custodian Agreement as amended and extended with Investors Bank & Trust Company.


                                EATON VANCE INSURED MUNICIPAL BOND FUND II



                                By:  /s/ Thomas J. Fetter
                                     --------------------
                                     Thomas J. Fetter
                                     President



Accepted and agreed to:

INVESTORS BANK & TRUST COMPANY



By:  /s/ Andrew Nesvith
     ------------------
     Andrew Nesveth
     Managing Director